Exhibit (h)(10)

Tenth Amended and Restated

Schedule A

to the

Administration Agreement

by and between

Exchange Listed Funds Trust

and

UMB Fund Services, Inc.

Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement as follows, effective as to each Fund as of the respective listing date set forth below.

NAMES OF FUNDS

Saba Closed-End Funds ETF (listing: 3/21/17)

The High Yield ETF (listing: 06/25/18)

Qraft AI-Enhanced US Large Cap ETF (listing: 5/21/19)

Qraft AI-Enhanced US Large Cap Momentum ETF (listing: 5/25/19)

Qraft AI-Enhanced US High Dividend Strategy ETF (listing: 02/27/20)

QRAFT AI-Enhanced US Next Value ETF (listing: 11/24/20)

Armor US Equity ETF (listing: 02/11/20)

In witness whereof, the undersigned have executed this Ninth Amended and Restated Schedule A to the Administration Agreement between Exchange Listed Funds Trust and UMB Fund Services, Inc., effective as of the 24th day of November, 2020.

UMB FUND SERVICES, INC.		EXCHANGE LISTED FUNDS TRUST

By:	/s/ Maureen A. Quill	By:	/s/ J. Garrett Stevens
	Maureen A. Quill		J. Garrett Stevens
	Executive Vice President		President

Date:	November 17, 2020	Date:	November 17, 2020